Exhibit 4.9

GUARANTEE

dated as of October 13, 2009

from

UAL CORPORATION

Ten (10) Airbus A319-131 Aircraft

Six (6) Airbus A320-232 Aircraft

Seven (7) Boeing 767-322ER Aircraft

Three (3) Boeing 777-222ER Aircraft and

Five (5) Boeing 747-422 Aircraft

i

GUARANTEE

THIS GUARANTEE, dated as of October 13, 2009 (as amended, modified or supplemented from time to time, this “Guarantee”), from UAL CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the “Guarantor”), to the parties listed in Schedule I hereto (collectively, together with their successors and permitted assigns, the “Parties”, and, individually, a “Party”).

WHEREAS, United Air Lines, Inc., a Delaware corporation (“Owner”), a direct wholly-owned subsidiary of the Guarantor, has entered into that certain Note Purchase Agreement dated as of October 13, 2009 (the “Note Purchase Agreement”) among Owner, Wilmington Trust Company, as pass through trustee under the Pass Through Trust Agreement (the “Pass Through Trustee”), Wilmington Trust Company, as Escrow Agent, Wilmington Trust Company, as Paying Agent and Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”);

WHEREAS, capitalized used but not defined herein shall have the meanings set forth in the Note Purchase Agreement;

WHEREAS, in order to finance the aircraft identified on Schedule II hereto (the “Aircraft”), Owner will issue the Equipment Notes under the Indentures; and

WHEREAS, it is a condition to the purchase of the Equipment Notes by the Pass Through Trustee that the Guarantor execute and deliver this Guarantee.

NOW, THEREFORE, in order to induce the Pass Through Trustee to purchase the Equipment Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.      Guarantee.

(a)      The Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Indentures, the Participation Agreements, the Equipment Notes and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, as primary obligor and not as surety merely, to the Parties, as their respective interests may appear, the payment by Owner of all payment obligations when due under the Indentures, the Participation Agreements and the Equipment Notes (such obligations of Owner guaranteed hereby being hereafter referred to, individually, as a “Guaranteed Obligation” and, collectively, as the “Guaranteed Obligations”) in accordance with the terms of the Financing Agreements. The Guarantor does hereby agree that in the event that Owner fails to pay any Guaranteed Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of Owner, or the disaffirmance with respect to Owner of any Indenture or any other Financing Agreement to which Owner is a party in any such proceeding) after the date on which such Guaranteed Obligation became due and payable and the applicable grace period has expired, the Guarantor shall pay or cause to be paid forthwith, upon the receipt of notice from the Loan Trustee (such notice to be sent to Owner

[Guarantee]

(to the extent the Loan Trustee is not stayed or prevented from doing so by operation of law) and the Guarantor) stating that such Guaranteed Obligation was not paid when due after the applicable grace period has expired and stating the amount of such Guaranteed Obligation.

(b)      The obligations of the Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by: the genuineness, validity, regularity or enforceability (or lack thereof) of any of Owner’s obligations under any Indenture or any other Financing Agreement to which Owner is a party, any amendment, waiver or other modification of any Indenture or such other Financing Agreement (except that any such amendment or other modification shall be given effect in determining the obligations of the Guarantor hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent that such substitution, release or exchange is not undertaken in accordance with the terms of the Financing Agreements) without the consent of the Guarantor, or by any priority or preference to which any other obligations of Owner may be entitled over Owner’s obligations under any Indenture and the other Financing Agreements to which Owner is a party, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America of any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Guarantor hereunder: (a) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantor, Owner’s performance of or compliance with any of its obligations under the Financing Agreements (except that such extension or waiver shall be given effect in determining the obligations of the Guarantor hereunder), (b) any assignment, transfer, lease or other arrangement by which Owner transfers possession or loses control of the use of any Aircraft, (c) any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, any Aircraft, whether or not due to the fault of Owner, (d) any merger or consolidation of Owner or the Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets, (e) any issuance of Additional Equipment Notes or (f) any change in the ownership of any shares of capital stock of Owner.

(c)      This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collection and is in no way conditional or contingent upon any attempt to collect from Owner any unpaid amounts due. The Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that any Party (i) file suit or proceed to obtain or assert a claim for personal judgment against Owner for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from Owner, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, including the Collateral (as defined in the Indentures), or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which any Party is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of Owner or any other guarantor or other Person liable

2

[Guarantee]

for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Guaranteed Obligations by the Guarantor hereunder, or at any time thereafter.

Section 2.      No Implied Third Party Beneficiaries. This Guarantee shall not be deemed to create any right in any Person except a Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

Section 3.      Waiver; No Set-off; Reinstatement; Subrogation. The Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by Owner, demand for payment from Owner or any other Person, notice of nonpayment or failure to perform on the part of Owner, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Guarantor may have at any time and from time to time against any Party, whether in connection herewith or any unrelated transactions. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to Owner or otherwise, all as though such payment had not been made. The Guarantor, by virtue of any payment hereunder to a Party, shall be subrogated to such Party’s claim against Owner or any other Person relating thereto; provided, however, that the Guarantor shall not be entitled to receive payment from Owner in respect of any claim against Owner arising from a payment by the Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to Owner, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of Owner, whether or not involving insolvency or bankruptcy proceedings, in which case the Guaranteed Obligations shall be paid and performed in full before any payment in respect of a claim by the Guarantor shall be made by or on behalf of Owner.

Section 4.      Amendments, Etc. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantor and each Party against whom such amendment, supplement, waiver, modification or consent is to be enforced.

Section 5.      Payments. All payments by the Guarantor hereunder in respect of any Obligation shall be made in Dollars and otherwise as provided in the relevant Indenture, the relevant Participation Agreement or the relevant Equipment Note in which such Guaranteed Obligation is contained.

Section 6.      Integration; Counterparts; Successors and Assigns; Headings. This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and

3

[Guarantee]

oral, among the Guarantor and the Parties, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Parties to the fullest extent permitted by applicable laws. The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

Section 7.      Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantor:

UAL Corporation

77 West Wacker Drive

Chicago, Illinois 60601

Attention: Kathryn A. Mikells, Executive Vice President & Chief Financial Officer

Facsimile: (312) 997-8333

with a copy to:

77 West Wacker Drive

Chicago, Illinois 60601

Attention: Paul R. Lovejoy, Senior Vice President, General Counsel and Secretary

Facsimile: (312) 997-8333

If to a Party:

to the address or telecopy number set forth in the Participation Agreements

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 11.7 of the Participation Agreements.

Section 8.      No Waivers. No failure on the part of any Party to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 9.      Severability. To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4

[Guarantee]

Section 10.    GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). THIS GUARANTEE IS BEING DELIVERED IN NEW YORK, NEW YORK.

5

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the day and year first written above.

UAL CORPORATION

By:
Name:
Title:

SCHEDULE I

TO GUARANTEE

PARTIES

Wilmington Trust Company, as Loan Trustee

Wilmington Trust Company, as Pass Through Trustee

Wilmington Trust Company, as Subordination Agent

SCHEDULE I

SCHEDULE II

TO GUARANTEE

AIRCRAFT

U.S. Registration Mark	MSN #	Aircraft Type	Engines	Engine Model Type
N117UA	28810	Boeing B747-422	P727856	PW4056
			P727857
			P727858
			P727859
N118UA	28811	Boeing B747-422	P727865	PW4056
			P727866
			P727875
			P727876
N122UA	29168	Boeing B747-422	P727896	PW4056
			P727897
			P727898
			P727899
N127UA	28813	Boeing B747-422	P727905	PW4056
			P727906
			P727907
			P727929
N128UA	30023	Boeing B747-422	P727968	PW4056
			P727969
			P727970
			P727985
N204UA	28713	Boeing B777-222	P222085	PW4090
			P222086
N467UA	1359	Airbus A320-232	V10856	V2527-A5
			V10858
N468UA	1363	Airbus A320-232	V10852	V2527-A5
			V10853
N469UA	1409	Airbus A320-232	V10899	V2527-A5
			V10903
N470UA	1427	Airbus A320-232	V10923	V2527-A5
			V10925
N471UA	1432	Airbus A320-232	V10928	V2527-A5
			V10927
N472UA	1435	Airbus A320-232	V10929	V2527-A5
			V10930
N664UA	29236	Boeing B767-322	P727788	PW4056
			P727947
N667UA	29239	Boeing B767-322	P727816	PW4056
			P727817
N669UA	30025	Boeing B767-322	P727908	PW4056
			P727909
N670UA	29240	Boeing B767-322	P727932	PW4056
			P727933
N671UA	30026	Boeing B767-322	P727916	PW4056
			P727939

SCHEDULE II

U.S. Registration Mark	MSN #	Aircraft Type	Engines	Engine Model Type
N675UA	29243	Boeing B767-322ER	727989	PW4056
			727990
N676UA	30028	Boeing B767-322ER	729015	PW4056
			729016
N794UA	26953	Boeing B777-222	P222045	PW4090
			P222046
N795UA	26927	Boeing B777-222	P222050	PW4090
			P222052
N831UA	1291	Airbus A319-131	V10785	V2522-A5
			V10788
N833UA	1401	Airbus A319-131	V10870	V2522-A5
			V10876
N834UA	1420	Airbus A319-131	V10883	V2522-A5
			V10822
N835UA	1426	Airbus A319-131	V10895	V2522-A5
			V10897
N836UA	1460	Airbus A319-131	V10931	V2522-A5
			V10932
N837UA	1474	Airbus A319-131	V10945	V2522-A5
			V10948
N838UA	1477	Airbus A319-131	V10947	V2522-A5
			V10949
N839UA	1507	Airbus A319-131	V10967	V2522-A5
			V10972
N840UA	1522	Airbus A319-131	V10981	V2522-A5
			V10989
N841UA	1545	Airbus A319-131	V11015	V2522-A5
			V11018

SCHEDULE II